Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Haoxi Health Technology Limited of our report dated October 24, 2023, relating to the consolidated financial statements of Haoxi Health Technology Limited and Subsidiaries as of and for the years ended June 30, 2023 and 2022, which appears in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

September 11, 2024